Exhibit 99.1

Contact:	Walter H. Hasselbring, III
(815) 432-2476

IF BANCORP, INC. ANNOUNCES RESULTS FOR THIRD QUARTER

OF FISCAL YEAR 2016 (UNAUDITED)

Watseka, Illinois, April 28, 2016 - IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association (the “Association”), announced unaudited net income of $944,000, or $0.25 per basic and diluted share, for the three months ended March 31, 2016, compared to $890,000, or $0.23 per basic and diluted share, for the three months ended March 31, 2015.

For the three months ended March 31, 2016, net interest income was $4.3 million compared to $3.9 million for the three months ended March 31, 2015.  The provision for loan losses increased to $254,000 for the three months ended March 31, 2016, from $17,000 for the three months ended March 31, 2015.  Interest income increased to $5.1 million for the three months ended March 31, 2016, from $4.7 million for the three months ended March 31, 2015.  Interest expense increased to $834,000 for the three months ended March 31, 2016, from $790,000 for the three months ended March 31, 2015.  Non-interest income increased to $926,000 for the three months ended March 31, 2016, from $802,000 for the three months ended March 31, 2015.  Non-interest expense increased to $3.5 million for the three months ended March 31, 2016 from $3.4 million for the three months ended March 31, 2015.  For the three months ended March 31, 2016, income tax expense totaled $542,000 compared to $466,000 for the three months ended March 31, 2015.

For the nine months ended March 31, 2016, net interest income was $12.6 million compared to $11.7 million for the nine months ended March 31, 2015.  The provision for loan losses increased to $1.1 million for the nine months ended March 31, 2016, from $259,000 for the nine months ended March 31, 2015.  Interest income increased to $15.0 million for the nine months ended March 31, 2016, from $14.1 million for the nine months ended March 31, 2015.  Interest expense was $2.4 million for both the nine months ended March 31, 2016 and for the nine months ended March 31, 2015.  Non-interest income increased to $3.1 million for the nine months ended March 31, 2016 from $2.4 million for the nine months ended March 31, 2015.  Non-interest expense increased to $10.7 million for the nine months ended March 31, 2016 from $10.0 million for the nine months ended March 31, 2015.  For the nine months ended March 31, 2016, income tax expense totaled $1.4 million compared to $1.4 million for the nine months ended March 31, 2015.

Total assets at March 31, 2016 were $584.2 million compared to $563.7 million at June 30, 2015.  Cash and cash equivalents decreased to $12.4 million at March 31, 2016, from $13.2 million at June 30, 2015.  Investment securities decreased to $118.5 million at March 31, 2016, from $170.6 million at June 30, 2015.  Net loans receivable increased to $429.6 million at March 31, 2016, from $356.2 million at June 30, 2015.  Deposits increased to $420.6 million at March 31, 2016, from $415.5 million at June 30, 2015.  Total borrowings, including repurchase agreements, increased to $74.9 million at March 31, 2016 from $62.0 million at June 30, 2015.  Stockholders’ equity increased to $82.3 million at March 31, 2016 from $80.4 million at June 30, 2015.

IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from five full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, and Savoy, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

       The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements   ompany cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Selected Income Statement Data

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2016	2015	2016	2015
		(unaudited)
Interest income	$5,148	$4,720	$15,005	$14,113
Interest expense	834	790	2,377	2,433
Net interest income	4,314	3,930	12,628	11,680
Provision for loan losses	254	17	1,142	259
Net interest income after provision for loan losses	4,060	3,913	11,486	11,421
Non-interest income	926	802	3,069	2,400
Non-interest expense	3,500	3,359	10,660	9,982
Income before taxes	1,486	1,356	3,895	3,839
Income tax expense	542	466	1,397	1,355

Net income	$944	$890	$2,498	$2,484

Earnings per share – basic and diluted (1)	$0.25	$0.23	$0.67	$0.63
Weighted average shares outstanding (1)
Basic	3,718,169	3,938,420	3,734,317	3,957,699
Diluted	3,722,605	3,938,420	3,736,962	3,957,699

			footnotes on following page

Performance Ratios

	For the Nine Months Ended March 31, 2016	For the Year Ended June 30, 2015
	(unaudited)
Return on average assets	0.59%	0.60%
Return on average equity	4.08%	3.92%
Net interest margin on average interest earning assets	3.11%	2.98%

Selected Balance Sheet Data

(Dollars in thousands, except per share data)

	At March 31, 2016	At June 30, 2015
	(unaudited)
Assets	$584,200	$563,668
Cash and cash equivalents	12,426	13,224
Investment securities	118,514	170,630
Net loans receivable	429,612	356,194
Deposits	420,595	415,544
Federal Home Loan Bank borrowings and repurchase agreements	74,947	62,024
Total stockholders’ equity	82,272	80,436
Book value per share (2)	20.50	19.72
Average stockholders’ equity to average total assets	14.46%	15.21%

Asset Quality

(Dollars in thousands)

	At March 31, 2016	At June 30, 2015
	(unaudited)
Non-performing assets (3)	$3,365	$3,117
Allowance for loan losses	5,253	4,211
Non-performing assets to total assets	0.58%	0.55%
Allowance for losses to total loans	1.21%	1.17%

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(1)	Shares outstanding do not include ESOP shares not committed for release.

(2)	Total stockholders’ equity divided by shares outstanding of 4,014,061 at March 31, 2016, and 4,079,274 at June 30, 2015, respectively.

(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.